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EXHIBIT 99.1


                                [TEAMSTAFF LOGO]

CONTACT INFORMATION:

TEAMSTAFF, INC.                           COFFIN, MOTTOLA COMMUNICATIONS
300 Atrium Drive                          19800 Mac Arthur Blvd. #970
Somerset, NJ 08873                        Irvine, CA  92612
(732) 748-1700                            (949) 851-1109
DONALD W. KAPPAUF, PRESIDENT & CEO        CHRISTI MOTTOLA
                                          MANAGING PARTNER
                                          cmottola@aol.com


  TEAMSTAFF ANNOUNCES 2001 RESTATEMENT WILL NOT BE AS SIGNIFICANT AS PREVIOUSLY ANNOUNCED AND WILL NOT REQUIRE A NEW AUDIT; TEMPORARY CHANGE TO TRADING SYMBOL;
                     HEARING BEFORE THE NASDAQ STOCK MARKET

Friday January 17, 5:43 pm ET

SOMERSET, N.J., Jan. 17 /PRNewswire-FirstCall/ -- TeamStaff, Inc. (Nasdaq: TSTF
- News), one of the nation's top Business Outsourcers and Professional Employer Organizations (PEOs), today announced that it has received notice from the Nasdaq Stock Market that an "E" will be appended to its symbol at the opening of business on January 21, 2003 due to the belated filing of the Company's annual report on Form 10-K. TeamStaff's Common Stock is currently traded on the Nasdaq National Market under the trading symbol TSTF. Nasdaq has further advised the Company that the Company's Common Stock will be delisted from trading on the Nasdaq National Market at the opening of business on January 27, 2003 unless the Company requests a hearing before the Nasdaq Stock Market. The Company will request a hearing regarding Nasdaq's determination so that the delisting will be automatically stayed pending the results of the hearing.

      TeamStaff previously announced that the filing of its annual report on Form 10-K would be delayed due to the need to restate its 2001 fiscal year, and the determination by its audit committee to engage new auditors to conduct both the reaudit of the 2001 fiscal year and the audit of the 2002 fiscal year. TeamStaff's new accountants have determined that the adjustment to the 2001 net income will be significantly less than originally reported and that they will need to audit only the adjustment.
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TeamStaff expects the audit will be completed within two to three weeks and that the Form 10-K for the 2002 fiscal year will be promptly filed thereafter, at which time TeamStaff will be in full compliance with all the Nasdaq requirements.

About TeamStaff

Headquartered in Somerset, NJ, TeamStaff serves over 3,700 clients and over 50,000 employees throughout the United States as a full service provider of employer outsourcing and staffing solutions. Through its Professional Employer Organization, TeamStaff provides small and medium sized businesses throughout the nation with a better way to employ their people by delivering off-site, full-service human resource outsourcing solutions. TeamStaff's comprehensive employer services include employment administration, benefits management, government compliance, recruiting and selection, employer liability management, training and development and performance management tools. TeamStaff's PEO ranks as one of the top 10 PEOs in the nation. In addition to its Professional Employer Organization, TeamStaff operates two other employer-outsourcing services. Through TeamStaff Rx, TeamStaff provides temporary and permanent medical staffing services throughout the country and is the largest provider of medical imaging personnel in its field. TeamStaff also operates DSI, its niche payroll service bureau offering payroll services and payroll tax processing to over 750 clients and 33,000 employees, mostly in the construction industries in New York and New Jersey.

For more information, visit the TeamStaff web site at www.teamstaff.com.

The statements contained in this press release that are not historical facts are forward-looking statements that involve a number of risks and uncertainties. Therefore, the actual results of future events described in such forward-looking statements could differ materially from those stated in such forward-looking statements. Among those factors that could cause actual results to differ materially are: (i) regulatory and tax developments; (ii) changes in direct costs and operating expenses; (iii) the estimated costs and effectiveness of capital projects and investments in technology infrastructure; (iv) ability to effectively implement its e-business strategy; (v) the effectiveness of sales and marketing efforts, including the company's marketing arrangements with other companies: and (vi) changes in the competitive environment in the PEO industry. These factors are described in further detail in TeamStaff's filings with the Securities and Exchange Commission.

For further information, please contact: Donald W. Kappauf, President & CEO of TeamStaff, Inc., +1-732-748-1700; or Christi Mottola, Managing Partner of Coffin, Mottola Communications, +1-949-851-1109, cmottola@aol.com, for TeamStaff, Inc.

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